Exhibit 99.1

ALTA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements and explanatory notes give effect to the sale of certain oil and natural gas properties by Alta Mesa Holdings, LP (“Alta Mesa,” “we,” “us”), located in our Eagleville field in the Eagle Ford Shale in South Texas to Memorial Production Partners LP (“Memorial”) on March 25, 2014.

The unaudited pro forma condensed consolidated financial statements and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. The unaudited pro forma condensed consolidated financial statements have been prepared utilizing our historical consolidated financial statements, and should be read in conjunction with the historical consolidated financial statements and notes thereto.

The unaudited pro forma consolidated statements of operations have been prepared as if the sale transaction had been consummated on January 1, 2012. The unaudited condensed consolidated balance sheet has been prepared as if the sale transaction had been consummated September 30, 2013.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, are based on certain assumptions that we believe are reasonable, and do not purport to represent our financial condition or our results of operations had the business combinations occurred on the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial statements and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes.

ALTA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEETS

				Pro Forma
	September 30,	Pro forma		September 30,
	2013	Adjustments		2013

	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,865	$—		$6,865
Accounts receivable, net	43,025	—		43,025
Other receivables	1,282	—		1,282
Prepaid expenses and other current assets	3,309	—		3,309
Derivative financial instruments	10,256	—		10,256
TOTAL CURRENT ASSETS	64,737	—		64,737
PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	746,454	(95,411)	(1)	651,043
Other property and equipment, net	8,724	—		8,724
TOTAL PROPERTY AND EQUIPMENT, NET	755,178	(95,411)		659,767
OTHER ASSETS
Investment in Partnership — cost	9,000	—		9,000
Deferred financing costs, net	11,661	—		11,661
Derivative financial instruments	6,915	—		6,915
Advances to operators	3,926	—		3,926
Deposits and other assets	1,804	—		1,804
TOTAL OTHER ASSETS	33,306	—		33,306
TOTAL ASSETS	$853,221	$(95,411)		$757,810
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$101,663	$—		$101,663
Current portion, asset retirement obligations	2,519	—		2,519
Derivative financial instruments	2,241	—		2,241
TOTAL CURRENT LIABILITIES	106,423	—		106,423
LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	47,855	(286)	(1)	47,569
Long-term debt	703,741	(173,000)	(2)	530,741
Notes payable to founder	23,027	—		23,027
Other long-term liabilities	2,398	—		2,398
TOTAL LONG-TERM LIABILITIES	777,021	(173,286)		603,735
TOTAL LIABILITIES	883,444	(173,286)		710,158
PARTNERS’ CAPITAL (DEFICIT)	(30,223)	77,875	(1)	47,652
TOTAL LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)	$853,221	$(95,411)		$757,810

See notes to the unaudited pro forma condensed consolidated financial statements.

ATLA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

		Pro forma		Pro Forma
	Dec 31, 2012	Adjustments		Dec 31, 2012

		(in thousands)
REVENUES
Oil, natural gas and natural gas liquids	$332,166	$(38,682)	(1)	$293,484
Other	4,567	—		4,567
	336,733	(38,682)		298,051
Unrealized loss — oil and natural gas derivative contracts	(17,434)	—		(17,434)
TOTAL REVENUES	319,299	(38,682)		280,617
EXPENSES
Lease and plant operating expense	69,047	(3,982)	(1)	65,065
Production and ad valorem taxes	23,485	(3,952)	(1)	19,533
Workover expense	12,740	(473)	(1)	12,267
Exploration expense	21,912	—		21,912
Depreciation, depletion, and amortization expense	109,252	(4,522)	(1)	104,730
Impairment expense	96,227	—		96,227
Accretion expense	1,813	(10)	(1)	1,803
General and administrative expense	40,222	—		40,222
TOTAL EXPENSES	374,698	(12,939)		361,759
INCOME (LOSS) FROM OPERATIONS	(55,399)	(25,743)		(81,142)
OTHER INCOME (EXPENSE)
Interest expense, net	(41,833)	4,425	(2)	(37,408)
Litigation settlement	1,250	—		1,250
TOTAL OTHER INCOME (EXPENSE)	(40,583)	4,425		(36,158)
(LOSS) BEFORE INCOME TAXES	(95,982)	(21,318)		(117,300)
PROVISION FOR STATE INCOME TAXES	107	—		107
NET (LOSS)	$(95,875)	$(21,318)		$(117,193)

See notes to the unaudited pro forma condensed consolidated financial statements.

ALTA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER  30, 2013

		Pro forma		Pro Forma
	Sept 30, 2013	Adjustments		Sept 30, 2013
		(in thousands)
REVENUES
Oil, natural gas and natural gas liquids	$291,430	$(61,443)	(1)	$229,987
Other	1,110	—		1,110
	292,540	(61,443)		231,097
Unrealized gain — oil and natural gas derivative contracts	(20,405)	—		(20,405)
TOTAL REVENUES	272,135	(61,443)		210,692
EXPENSES
Lease and plant operating expense	51,681	(4,475)	(1)	47,206
Production and ad valorem taxes	21,326	(5,361)	(1)	15,965
Workover expense	12,013	(382)	(1)	11,631
Exploration expense	22,374	—		22,374
Depreciation, depletion, and amortization expense	83,547	(12,043)	(1)	71,504
Impairment expense	28,618	—		28,618
Accretion expense	1,352	(14)	(1)	1,338
Loss on sale of assets	2,267	—		2,267
General and administrative expense	32,139	—		32,139
TOTAL EXPENSES	255,317	(22,275)		233,042
INCOME FROM OPERATIONS	16,818	(39,168)		(22,350)
OTHER INCOME (EXPENSE)
Interest expense, net	(40,673)	3,314	(2)	(37,359)
TOTAL OTHER INCOME (EXPENSE)	(40,673)	3,314		(37,359)
INCOME BEFORE INCOME TAXES	(23,855)	(35,854)		(59,709)
PROVISION FOR STATE INCOME TAXES	—	—		—
NET INCOME	$(23,855)	$(35,854)		$(59,709)

See notes to the unaudited pro forma condensed consolidated financial statements.

ALTA MESA HOLDINGS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS

1.	Description of the transaction

On March 25, 2014 we closed the sale of certain of our properties located primarily in Karnes County, Texas to Memorial Production Partners LP, comprising a portion of our Eagleville field (“Eagleville divestiture”).  The properties sold included a working interest in all of our 112 producing wells and five wells in which we own an overriding royalty interest as of the effective date of January 1, 2014.  We retained a net profits interest in these wells based on 50% of our original working interest in 2014, declining to 30% in 2015, 15% in 2016, and zero in 2017.   Also included in the sale was a 30% undivided interest in all our Eagleville mineral leases and interests, and 30% of our working interest in all our wells in progress on December 31, 2013 or drilled after January 1, 2014.   The cash purchase price was $173 million.  The purchase and sale agreement provides for customary adjustments to the purchase price for revenues and expenses incurred after the effective date.  Cash received was utilized to pay down borrowings under our senior secured revolving credit facility.

As of January 1, 2014, estimated net proved reserves sold were approximately 7.7 MMBOE.

2.	Basis of Presentation

The unaudited pro forma condensed consolidated financial information was prepared under the existing U.S. GAAP standards, which are subject to change and interpretation and was based on the historical consolidated financial statements of Alta Mesa.

The pro forma adjustments to historical financial information are based on currently available information and certain estimates and assumptions and therefore the actual effects of this transaction will differ from the pro forma adjustments.

3.  Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The Unaudited Pro Forma Condensed Statements of Operations were prepared assuming the transaction occurred on September 30, 2013.

The unaudited pro forma consolidated balance sheet as of September 30, 2013 reflects the following adjustments:

(1)	Adjustment to reflect the Eagleville divestiture providing for:
•	recognition of net cash proceeds received;
•	the elimination of the historical accounts of the assets;
•	recognition of related net gain on sale of $77.9 million; and
(2)	Adjustment to recognize the use of cash proceeds to repay borrowings under our senior secured revolving credit facility.

4.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

The Unaudited Pro Forma Condensed Statements of Operations were prepared assuming the transaction occurred on January 1, 2012.

Adjustments to the Pro Forma Condensed Statements of Operations for the twelve months ended December 31, 2012 and the nine months ended September 30, 2013:

(1)	Elimination of the revenue and direct operating expenses and depreciation, depletion and amortization of the assets sold;
(2)

Adjustment to interest expense reflecting the repayment of debt under our revolving credit facility as if the sale and repayment had taken place January 1, 2012.  The estimated related reduction in our interest expense was computed using actual historical average interest rates for the periods. It also reflects the reduction in cash flow attributable to the sale.

The gain on sale of the assets is not included as a pro forma adjustment in the pro forma condensed statements of operations as it is a nonrecurring item.